SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 31, 1996

                             Cali Realty Corporation
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)


         Maryland                    1-13274                   22-3305147
--------------------------------------------------------------------------------
(state or other jurisdiction       (Commission                (IRS Employer
     or incorporation)             File Number)           Identification Number)


                  11 Commerce Drive, Cranford, New Jersey 07016
--------------------------------------------------------------------------------

        Registrant's telephone number, including area code (908) 272-8000


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5, Other Events
From November 4, 1996 through December 30, 1996, Cali Realty Corporation and subsidiaries (the "Company") acquired through five individual transactions with separate, unrelated sellers two three-building office complexes, a two-building office complex and two individual office buildings (the "Acquisitions").

The aggregate initial acquisition cost of the Acquisitions was approximately $403.9 million. The Company funded the aggregate initial acquisition cost with cash, which was made available primarily from proceeds of a public common stock offering of 17,537,500 shares on November 22, 1996, (the "November 1996 Offering") and with the assumption of mortgage debt.

The following summarizes the Company's Acquisitions:

On November 4, 1996, the Company acquired the property known as the Harborside Financial Center ("Harborside"), a 1.9 million square foot office complex located in Jersey City, New Jersey for an initial acquisition cost of approximately $286.7 million. The purchase price included the assumption of existing and seller-provided financing aggregating $150.0 million. The existing financing of approximately $107.9 million bears interest at a fixed rate of 7.32 percent for a term of approximately nine years. The seller-provided financing of approximately $42.1 million also has a term of nine years and initially bears interest at a rate of 6.99 percent. The interest rate on the seller-provided financing will be reset at the end of the third and sixth loan years based on the yield of the three year treasury obligation at that time, with spreads of 110 basis points in years four through six and 130 basis points in years seven through maturity. The balance of the initial acquisition cost, totaling approximately $136.7 million, was paid in cash and was financed substantially through drawings on the Company's credit facilities. The borrowings on the Company's credit facilities for the acquisition of Harborside were subsequently repaid from the net proceeds received from the November 1996 Offering. As part of the purchase, the Company also acquired 11.3 acres of land fully zoned and permitted for an additional 4.1 million square feet of development and the water rights associated with 27.4 acres of land extending into the Hudson River immediately east of Harborside, including two piers with an area of 5.8 acres. The terms of the acquisition of the vacant parcels provide for payments (with an estimated net present value of approximately $5.3 million) to be made to the seller for development rights ("Development Rights Contingent Obligation") if and when the Company commences construction on the site during the next several years. However, the agreement provides, among other things, that even if the Company does not commence construction, the seller may nevertheless require the Company to acquire these rights during the six-month period after the end of the sixth year. After such period, the seller's option lapses, but any development in years 7 through 30 will require a payment, on an increasing scale, for the development rights.

On November 7, 1996, the Company acquired Five Sentry Parkway East & West ("Five Sentry"), a two-building office complex comprised of approximately 131,000 net rentable square feet located in Plymouth Meeting, Montgomery County, Pennsylvania for approximately $12.4 million in cash, which was drawn from one of the Company's credit facilities. The borrowing on the credit facility for the acquisition of Five Sentry was subsequently repaid from the net proceeds received from the November 1996 Offering.

On December 10, 1996, the Company acquired 300 Tice Boulevard ("Whiteweld"), a 230,000 net rentable square foot office building located in Woodcliff Lake, Bergen County, New Jersey, for approximately $35.0 million in cash, made available from the net proceeds received from the November 1996 Offering.

On December 16, 1996, the Company acquired One Bridge Plaza ("One Bridge"), a 200,000 net rentable square foot office building located in Fort Lee, Bergen County, New Jersey, for approximately $26.8 million in cash, made available from the net proceeds received from the November 1996 Offering.

On December 17, 1996, the Company acquired the International Court at Airport Business Center ("Airport Center"), a three-building office complex comprised of approximately 370,000 net rentable square feet located in Lester, Delaware County, Pennsylvania for approximately $43.0 million in cash, made available from the net proceeds received from the November 1996 Offering.

Each of the Acquisitions were pursuant to individual agreements for the sale and purchase of each property between each selling entity and the Company. The factors considered by the Company in determining the price to be paid included their historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the properties and anticipated changes therein under Company ownership, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly funds from operations) and the ability to sustain and potentially increase its distributions to Company stockholders, and other factors. The Company took into consideration capitalization rates at which it believes other comparable office buildings had recently sold, but determined the price it was willing to pay primarily on the factors discussed above relating to the properties themselves and their fit with the Company's operations. No separate independent appraisals were obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported not to be necessarily indicative of future operating results.

Pursuant to the Company's Registration Statement on Form S-3 (File No. 333-09081), on November 22, 1996, the Company completed an underwritten public offering and sale of 17,537,500 shares of its common stock using several different underwriters to underwrite such public offer and sale (which included an exercise of the underwriters' over-allotment option of 2,287,500 shares). The Company received approximately $441.0 million in net proceeds (after offering costs) from the November 1996 Offering, and has used such funds to acquire certain of the Acquisitions, pay down outstanding borrowings on its revolving credit facilities, and invest the excess funds in short-term investments.

Item 7, Financial Statements, Pro Forma Financial Information and Exhibits
As of December 30, 1996, the Company has purchased twenty office buildings and three portfolios of office buildings and office/flex space since its formation in 1994; one office building in 1994, four office buildings and three portfolios in 1995, and fifteen office buildings in 1996.

(a)   Financial Statements
      The following summarizes the financial information included in this report:

     (1) Interim Statement of Revenue and Certain Operating Expenses for Harborside for the nine months ended September 30, 1996 (unaudited),

     (2) Interim Statement of Revenue and Certain Expenses for Five Sentry for the nine months ended September 30, 1996 (unaudited),

     (3) Interim Statement of Revenue and Certain Expenses for Whiteweld for the nine months ended September 30, 1996 (unaudited),

     (4) Audited Statement of Revenue and Certain Expenses for the year ended December 31, 1995 and interim financial information for the nine months ended September 30, 1996 (unaudited) for One Bridge, and an

     (5) Interim Combined Statement of Revenue and Certain Expenses for Airport Center for the nine months ended September 30, 1996 (unaudited).

Note: Audited Statements for the year ended December 31, 1995 for Harborside, Five Sentry, Whiteweld and Airport Center were previously included in the Company's two Current Reports on Form 8-K, both filed on October 29, 1996 (both file no. 1-13274).

(b)   Pro Forma Financial Information (unaudited)
      Unaudited pro forma financial information for the Company is presented as follows:

      o       Condensed consolidated balance sheet as of September 30, 1996.

      o Condensed consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.


(c)   Exhibits
      Exhib. No. 10.57:
         Sale Agreement between Metropolitan Life Insurance Company, a New York corporation, as Seller, and Cali Realty Acquisition Corp., a Delaware corporation, as Purchaser, as of November 26, 1996.

      Exhib. No. 10.58:
         Amendment to Sale Agreement as of December 4, 1996, by and between Metropolitan Life Insurance Company, a New York corporation, and Cali Realty Acquisition Corp., a Delaware corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Cali Realty Corporation has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CALI REALTY CORPORATION


December 31, 1996                By:      /s/ Thomas A. Rizk
                                          ------------------
                                          Thomas A. Rizk
                                          President and Chief Executive Officer


December 31, 1996                By:      /s/ Barry Lefkowitz
                                          -------------------
                                          Barry Lefkowitz
                                          Vice President - Finance and
                                          Chief Financial Officer

CALI REALTY CORPORATION
Index to Financial Statements
--------------------------------------------------------------------------------



THE ACQUISITIONS
     Harborside:
      Statement of Revenue and Certain Operating Expenses for
         the Nine Months Ended September 30, 1996 (unaudited)...................
      Notes to Statement of Revenue and Certain Expenses........................
     Five Sentry:
     Statement of Revenue and Certain Expenses for
         the Nine Months Ended September 30, 1996 (unaudited)...................
      Notes to Statement of Revenue and Certain Expenses........................
     Whiteweld:
     Statement of Revenue and Certain Expenses for
         the Nine Months Ended September 30, 1996 (unaudited)...................
      Notes to Statement of Revenue and Certain Expenses........................
     One Bridge:
     Report of Independent Accountants..........................................
         Statements of Revenue and Certain Expenses for:
           The Year Ended December 31, 1995 (audited)...........................
            The Nine Months Ended September 30, 1996 (unaudited)................
      Notes to Statements of Revenue and Certain Expenses.......................
     Airport Center:
     Combined Statement of Revenue and Certain Expenses for
         the Nine Months Ended September 30, 1996 (unaudited)...................
      Notes to Statement of Revenue and Certain Expenses........................

CALI REALTY CORPORATION
   Pro Forma (unaudited):
     Condensed Consolidated Balance Sheet as of September 30, 1996..............
     Condensed Consolidated Statements of Operations for the Nine
         Months Ended September 30, 1996 and for the Year Ended
         December 31, 1995......................................................

HARBORSIDE FINANCIAL CENTER

Statement of Revenue and Certain Operating Expenses

For the nine-month period ended September 30, 1996 (Unaudited)





Revenue:
Base rent ......................................................     $24,474,056
Escalations ....................................................       6,277,834
Other income ...................................................         199,643
                                                                     -----------

               Total revenue ...................................      30,951,533
                                                                     -----------

Certain operating expenses:
Real estate taxes ..............................................       2,722,888
Utilities ......................................................         812,106
Operating services .............................................       3,016,131
Other property .................................................       1,675,351
                                                                     -----------

               Total operating expenses ........................       8,226,476
                                                                     -----------

               Excess of revenue over certain operating expenses     $22,725,057
                                                                     ===========

The accompanying notes are an integral part of this summary.


HARBORSIDE FINANCIAL CENTER

Notes to Statement of Revenue
and Certain Operating Expenses

1.     Organization and Nature of Business:

       The property known as Harborside Financial Center ("Harborside") is a three building office complex (Plazas I, II, and III) located in Jersey City, New Jersey. At September 30, 1996 Harborside consists of undeveloped land and three operating office buildings which are approximately 95 percent leased.

       Harborside was owned by several partnerships, which were directly or indirectly owned by a Pension Trust which is managed by Jones Lang Wootton Realty Advisors under an investment advisory contract. On November 4, 1996, Harborside was sold to subsidiaries of Cali Realty Corporation.



2.     Basis of Presentation:

       The Statement of Revenue and Certain Operating Expenses (the "Historical Summary") has been prepared for the purpose of complying with the provisions of Article 3.14 of Regulation S-X promulgated by the Securities and Exchange Commission. This historical summary includes the historical revenue and certain operating expenses of Harborside, exclusive of interest income, mortgage interest expense and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of Harborside.

       The preparation of financial statements in conformity with generally accepted accounting principles requires Harborside's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Harborside's operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases.

HARBORSIDE FINANCIAL CENTER

Notes to Statement of Revenue
and Certain Operating Expenses, Continued

3.     Leases:

       Harborside is leased to tenants under various noncancelable operating leases with unexpired terms ranging from 1 to 17 years. Minimum future rentals on noncancelable leases which extend for more than one year at September 30, 1996 are as follows:

         Three months ended December 31, 1996                     $  7,420,000
                 Year ended December 31, 1997                       29,609,000
                                         1998                       31,098,000
                                         1999                       30,755,000
                                         2000                       26,900,000
                                         Thereafter                178,549,000
                                                                   ------------

                                                                  $304,331,000
                                                                  ============


       Certain leases have provisions for additional rent based on operating expenses and real estate taxes. Such amounts are reflected in the Historical Summary as escalation revenue. Minimum rentals above do not include recovery of operating expenses and real estate taxes.

       Included in minimum future rentals are approximately $91 million from the American Institute of Certified Public Accountants, $41 million from Bank of Tokyo, $39 million from Dean Witter Trust Company, $32 million from Telerate Systems Incorporated, and $20 million from BT Harborside Inc., five major tenants who paid approximately $4.8 million, $2.7 million, $3.8 million, $7.6 million, and $2.2 million, respectively, in base and additional rent during 1996 and who occupy approximately 13 percent, 7 percent, 10 percent, 20 percent and 21 percent of the leasable space, respectively.

       Also included in future minimum rentals is approximately $28 million from Kinney Parking Systems, which operates the parking facility, and paid approximately $2.2 million in base rent for the nine months ended September 30, 1996.



4.     Related Parties:

       Institutional Realty Management, LLC ("IRM"), which replaced Jones Lang Wootton USA ("JLW-USA") during April 1996, provides property management services to Harborside. For its services IRM and JLW-USA received a management fee up to 5% of gross income collected, as defined in the management agreements. For the nine-month period ended September 30, 1996, fees incurred under these agreements amounted to $1,127,799, which is included in other property costs in the Historical Summary.

HARBORSIDE FINANCIAL CENTER

Notes to Statement of Revenue
and Certain Operating Expenses, Continued


5.     Tax Abatements:

       On May 12, 1988, tax abatements for Harborside were obtained from the Municipal Council of the City of Jersey City. The abatements, which commenced in 1990, are for a term of 15 years and have been granted in consideration for annual service charges in lieu of real estate taxes on the building. The service charges for the buildings are equal to 2 percent of Total Project Costs, as defined, in year one and increase by $75,000 per annum through year fifteen. Total Project Costs, as defined, for Plaza II and III are $148,712,000. The service charges for the remaining undeveloped parcels will be equal to 2 percent of Total Project Costs for each unit in year one and increase to 3 percent by year fifteen. In addition, BT Harborside Inc., a tenant which occupies space in Plaza I, obtained its own tax abatement.

       Pursuant to Section 7 of the Financial Agreement Urban Renewal Corporations or Association Annual Service Charge in Lieu of Taxes, dated September 28, 1988 between the owners of Harborside and the City of Jersey City in the State of New Jersey, Harborside is required to pay Jersey City Excess Profits, as defined. No payments for Excess Profits were due to Jersey City for the nine-month period ended September 30, 1996.

                        FIVE SENTRY PARKWAY EAST AND WEST

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (UNAUDITED)


Revenue
 Base rents ..............................................            $1,467,522
                                                                      ----------


Certain expenses
  Real estate taxes ......................................               130,742
  Utilities ..............................................                27,718
  Operating services .....................................               288,611
  General and administrative .............................                78,198
                                                                      ----------
                                                                         525,269
                                                                      ----------


Revenue in excess of certain expenses ....................            $  942,253
                                                                      ==========



The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                        FIVE SENTRY PARKWAY EAST AND WEST

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES



   1.    ORGANIZATION AND  OPERATION OF PROPERTY

         For the purpose of the accompanying statements of revenues and certain expenses, Five Sentry Parkway East and West (the "Properties") are two office buildings located in Plymouth Meeting, Montgomery County, Pennsylvania in an office park known as Sentry Parkway which were acquired by a subsidiary of Cali Realty Corporation (the "Company") on November 7, 1996.

   2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a.    Basis of Presentation
                The accompanying statement of revenue and certain expenses has been prepared on the accrual basis of accounting.

                The accompanying financial statement is not representative of the actual operations for the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Properties have been excluded. Revenues excluded consist of interest and other revenues unrelated  to  the  continuing  operations  of  the  Properties.
                Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Properties.

          b.    Use of Estimates
                The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

          c.    Revenue Recognition
                Base rents are recognized on a straight-line basis over the terms of the respective leases.

                        FIVE SENTRY PARKWAY EAST AND WEST

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                   (continued)


    3.    LEASES

          Leases for the Properties have various remaining lease terms of up to six years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease. Future minimum rents to be received over the next five years and thereafter from tenants as of September 30, 1996 are as follows:

 Three months ended December 31, 1996                      $   516,561
         Year ended December 31, 1997                        2,054,709
         Year ended December 31, 1998                        1,911,808
         Year ended December 31, 1999                        1,692,182
         Year ended December 31, 2000                        1,503,396
                           Thereafter                          523,824
                                                           -----------
                                                           $ 8,202,480
                                                           ===========

         For the nine months ended  September 30, 1996, two tenants  contributed
         88.9 percent of base rents. Merck & Co. contributed 73.7 percent and Selas Fluid Processing Corp. contributed 15.2 percent of the base rents for the nine months ended September 30, 1996.

   4.    GENERAL AND ADMINISTRATIVE EXPENSES

         The Properties incurred management fees based on three and one-quarter percent of revenues received which totaled $49,807 for the nine months ended September 30, 1996.

   5.    INTERIM STATEMENTS

The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                                WHITEWELD CENTRE

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (UNAUDITED)


Revenue
  Base rents .............................................            $2,986,058
  Recoveries from tenants ................................               249,616
                                                                      ----------
                                                                       3,235,674
                                                                      ----------

Certain Expenses
  Real estate taxes ......................................               342,563
  Utilities ..............................................               560,345
  Operating services .....................................               465,299
  General and administrative .............................               153,158
                                                                      ----------
                                                                       1,521,365
                                                                      ----------

Revenue in excess of certain expenses ....................            $1,714,309
                                                                      ==========







The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                                WHITEWELD CENTRE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

   1.    ORGANIZATION AND OPERATION OF PROPERTY

         For the purpose of the accompanying statements of revenue and certain expenses, Whiteweld Centre (the "Property") is an office building located in Woodcliff Lake, New Jersey acquired by a subsidiary of Cali Realty Corporation (the "Company") on December 10, 1996.

   2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.    Basis of Presentation
               The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

               The accompanying financial statements are not representative of the actual operations or the period presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property have been excluded. Revenues excluded consist of interest unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

         b.    Use of Estimates
               The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.
               Actual results could differ from those estimates.

         c.    Revenue Recognition
               Base rents are recognized on a straight-lined basis over the terms of the lease. Certain lease agreements contain provisions which provide for reimbursements by tenants of real estate taxes, utility and other operating costs, generally over established base year amounts, as defined in the tenant lease.

   3.    LEASES

         Leases for the Property have various lease terms up to twelve years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

                                WHITEWELD CENTRE

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES


   3.    LEASES (continued)

         Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1995 are as follows:

 Year ended December 31, 1996                   $  3,959,970
 Year ended December 31, 1997                      4,097,187
 Year ended December 31, 1998                      3,416,332
 Year ended December 31, 1999                      3,032,853
 Year ended December 31, 2000                      2,796,151
                   Thereafter                      3,705,724
                                                 ------------

                                                 $ 21,008,217
                                                 ============

         For the nine months ended September 30, 1996, four tenants  contributed
         63.4 percent of base rents as follows:

               Xerox Corp.                                           19.5%
               Medco Containment Services, Inc.                      17.9
               Chase Manhattan Mortgage Corp.                        13.7
               Comdisco, Inc.                                        12.3
                                                                     ----
                                                                     63.4%
                                                                     ====

   4.    GENERAL AND ADMINISTRATIVE EXPENSES

         During the period covered by this statement, the Property was owner-managed and in lieu of management fees, incurred payroll and related costs, which are included in general and administrative expenses of $98,480 for the nine months ended September 30, 1996.

   5.    INTERIM STATEMENT

         The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                         INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders of Cali Realty Corporation
Cranford, New Jersey


     We have audited the accompanying Statement of Revenue and Certain Expenses for the property known as One Bridge Plaza for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Cali Realty Corporation) and is not intended to be a complete presentation of One Bridge Plaza revenues and expenses.

     In our opinion the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses for One Bridge Plaza, on the basis described in Note 2, for the year ended December 31, 1995, in conformity with generally accepted accounting principles ("GAAP").





                                   /s/ Schonbraun Safris Sternlieb & Co., L.L.C.
                                   ---------------------------------------------
                                       SCHONBRAUN SAFRIS STERNLIEB & CO., L.L.C.
                                       Certified Public Accountants




Roseland, New Jersey
December 16, 1996

                                ONE BRIDGE PLAZA

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995



Revenue
  Base rents .............................................            $3,274,888
  Recoveries from tenants ................................               288,203
                                                                      ----------
                                                                       3,563,091
                                                                      ----------

Certain Expenses
  Real estate taxes ......................................               467,654
  Utilities ..............................................               416,766
  Operating services .....................................               553,990
  General and administrative .............................               258,721
                                                                      ----------
                                                                       1,697,131
                                                                      ----------

Revenue in excess of certain expenses ....................            $1,865,960
                                                                      ==========




The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                                ONE BRIDGE PLAZA

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

   1.    Organization and Operation of Property

         For the purpose of the accompanying statements of revenue and certain expenses, One Bridge Plaza (the "Property") is an office building located in Fort Lee, New Jersey acquired by a subsidiary of Cali Realty Corporation (the "Company") on December 16, 1996.

   2.    Summary of Significant Accounting Policies

         a.    Basis of Presentation
               The accompanying statements of revenue and certain expenses have been prepared on the accrual basis of accounting.

               The accompanying financial statements are not representative of the actual operation for the periods presented, as certain revenues and expenses, which may not be comparable to the revenues and expenses to be earned or incurred by the Company in the future operations of the Property, have been excluded. Revenues excluded consist of interest unrelated to the continuing operations of the Property. Expenses excluded consist of depreciation of the building and improvements, and amortization of organization and other intangible costs and other expenses not directly related to the future operations of the Property.

         b.    Use of Estimates
               The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.
               Actual results could differ from those estimates.

         c.    Revenue Recognition
               Base rents are recognized on a straight-line basis over the terms of the lease. Certain lease agreements contain provisions which provide for reimbursements by tenants of real estate taxes, utility and other operating costs, generally over established base year amounts, as defined in the tenant lease.

   3.    LEASES

         Leases for the Property have various lease terms up to twelve years with options to certain tenants for renewal. Minimum rental amounts for certain leases increase as set forth under the terms of each lease.

                                ONE BRIDGE PLAZA

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES



   3.    LEASES (continued)

         Future minimum rents to be received over the next five years and thereafter from tenants as of December 31, 1995 are as follows:

                           1996                    $ 3,481,190
                           1997                      3,683,213
                           1998                      3,706,315
                           1999                      3,558,219
                           2000                      3,033,475
                           Thereafter                8,269,675
                                                   -----------

                                                   $25,732,087
                                                   ===========

         For the year ended December 31, 1995 and the nine months ended September 30, 1996, three tenants contributed an aggregate of 41.0 percent and 48.2 percent of base rents, respectively, as follows:


                                          Year Ended           Nine Months Ended
                                          December 31,           September 30,
                                             1995                   1996
                                             ----                   ----
         Bozell Worldwide                    16.9%                  19.0%
         Complete Executive Offices          10.4                   13.6
         Broadview Associates                13.7                   15.6
                                             ----                   ----

                                             41.0%                  48.2%
                                             ====                   ====

   4.    GENERAL AND ADMINISTRATIVE EXPENSES

         During the periods covered by these statements, the Property incurred management fees based on 1.5 percent of rent collections through November 14, 1995 and one percent thereafter. These fees amounted to $53,478 and $34,116 for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively. In addition to management fees, general and administrative expenses includes salaries and related costs amounting to $69,649 and $51,378 for the year ended December 31, 1995 and nine months ended September 30, 1996, respectively.


   5.    INTERIM STATEMENT

         The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normally recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results to be expected for the entire fiscal year or any other period.

                                ONE BRIDGE PLAZA

                    STATEMENT OF REVENUE AND CERTAIN EXPENSES

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                   (UNAUDITED)




Revenue
  Base rents .............................................            $2,625,711
  Recoveries from tenants ................................               250,454
                                                                      ----------
                                                                       2,876,165
                                                                      ----------

Certain expenses
  Real estate taxes ......................................               329,175
  Utilities ..............................................               331,614
  Operating services .....................................               489,009
  General and administrative .............................               155,676
                                                                      ----------
                                                                       1,305,474
                                                                      ----------

Revenue in excess of certain expenses ....................            $1,570,691
                                                                      ==========






The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                 International Court at Airport Business Center

         Combined Statement of Revenue and Certain Expenses (Unaudited)

              The period from January 1, 1996 to September 30, 1996



Revenue:
    Base rents .............................................          $5,399,886
    Escalations and recoveries from tenants ................             757,984
    Other ..................................................              30,454
                                                                      ----------
                                                                       6,188,324

Certain expenses:
    Real estate taxes ......................................             603,513
    Utilities ..............................................             814,725
    Operating services .....................................             948,613
    General and administrative .............................             287,248
                                                                      ----------
                                                                       2,654,099
                                                                      ----------

Revenue in excess of certain expenses ......................          $3,534,225
                                                                      ==========


See accompanying notes.


                 International Court at Airport Business Center

           Notes to Combined Statement of Revenue and Certain Expenses
                                  (Unaudited)

              The period from January 1, 1996 to September 30, 1996


1. Organization and Summary of Significant Accounting Policies

Organization

The International Court at Airport Business Center (the "Airport Center") consists of three individual multi-tenant office buildings in the Airport Business Center located in Lester, Pennsylvania. The Airport Center properties have been acquired by a subsidiary of Cali Realty Corporation, who will subsequently file a Current Report on Form 8-K with the Securities and Exchange Commission.

Basis of Presentation

The accompanying unaudited interim statement has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The accounts of each of the properties comprising the Airport Center are combined in the statement of revenue and certain expenses. There are no inter-property accounts to be eliminated. The financial statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred in the proposed future operations of the Airport Center have been excluded. Expenses excluded consist of interest, amortization, professional fees, and other costs not directly related to the future operations of the Airport Center.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Base rents are recognized on a straight-line basis over the term of the lease.

                 International Court at Airport Business Center

           Notes to Combined Statement of Revenue and Certain Expenses
                            (Unaudited) (continued)



1. Organization and Summary of Significant Accounting Policies (continued)

Unaudited Interim Financial Statement

In the opinion of the management of the Airport Center, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the combined statement of revenue and certain expenses of the Airport Center for the period from January 1, 1996 to September 30, 1996, have been included. The results of operations for such interim period are not necessarily indicative of the results for the full year.

2. Properties

The three multi-tenant office properties comprising the Airport Center are as follows:

             Property Name                  Location
            -------------                   --------
       International Court I               Lester, PA
       International Court II              Lester, PA
       International Court III             Lester, PA


3. Related Party Transactions

The Airport Center is managed by The Henderson Group and are related by way of common ownership (the Henderson Family). The Airport Center has engaged in transactions with affiliates of the Henderson Group as follows:

                                                               The period from
                                                              January 1, 1996 to
                                                              September 30, 1996
                                                              ------------------
Base rents ....................................................   $178,262
Escalations and recoveries from tenants .......................   $ 32,346
Repair and maintenance expense (operating services) ...........   $167,805
Management fees (general and administrative) ..................   $185,906
Marketing fee expense (general and administrative) ............   $ 33,192

Management fees are charged based upon 3% of rents collected.

CALI REALTY CORPORATION
Pro Forma Condensed Consolidated Balance Sheet (unaudited)
As of September 30, 1996 (in thousands)

The following unaudited pro forma condensed consolidated balance sheet is presented as if the purchase of the Acquisitions by the Company and the November 1996 Offering of 17,537,500 shares of common stock had occurred on September 30, 1996. This unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the pro forma condensed consolidated statement of operations of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the nine months ended September 30, 1996, respectively.

The pro forma condensed consolidated balance sheet is unaudited and is not necessarily indicative of what the actual financial position of the Company would have been had the aforementioned transactions actually occurred on September 30, 1996, nor does it purport to represent the future financial position of the Company.

                                                                                Company
                                                Company       Pro Forma        Pro Forma
ASSETS                                         Historical    Adjustments(a)   (unaudited)
------                                         ----------    --------------   -----------
Rental property, net .....................     $  376,468     $  409,135     $  785,603
Cash and cash equivalent .................         10,351        187,117        197,468
Unbilled rents receivable ................         18,959           --           18,959
Restricted cash ..........................          2,650           --            2,650
Other assets .............................         13,411           --           13,411
                                               ----------     ----------     ----------
Total assets .............................     $  421,839     $  596,252     $1,018,091
                                               ==========     ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgages and loans payable ..............     $  112,856     $  155,252     $  268,108
Dividends and distributions payable ......          9,615           --            9,615
Accounts payable and accrued expenses ....          3,492           --            3,492
Rents received in advance
  and security deposits ..................          3,819           --            3,819
Accrued interest payable .................            349           --              349
                                               ----------     ----------     ----------
Total liabilities ........................     $  130,131     $  155,252     $  285,383
                                               ----------     ----------     ----------
Minority interest of unitholders in
  Operating Partnership ..................         27,375           --           27,375

Common stock, $.01 a value ...............            187            175            362
Additional paid in capital ...............        263,690        440,825        704,515
Retained earnings ........................            456           --              456
                                               ----------     ----------     ----------
Total stockholders' equity ...............        264,333        441,000        705,333
                                               ----------     ----------     ----------
Total liabilities and stockholders' equity     $  421,839     $  596,252     $1,018,091
                                               ==========     ==========     ==========

See accompanying footnote on subsequent page.

(a) Represents the purchase cost of the Acquisitions for $409,135. Included in the cost of the Acquisitions and as a corresponding liability is the Development Rights Contingent Obligation with a net present value of approximately $5,252. The initial acquisition cost of Harborside was financed with a combination of assumed mortgage debt of $107,912, seller-provided mortgage debt of $42,088, and approximately $136,700 in cash made available through the Company's revolving credit facilities. In addition, adjustments reflect the net proceeds (after offering costs) from the November 1996 Offering of $441,000. The net proceeds from the offering are reflected as being used to reduce the outstanding borrowings under the Company's revolving credit facilities and fund the Acquisitions, and the balance is held in cash and cash equivalents.

                             CALI REALTY CORPORATION
      Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                  For the Nine Months Ended September 30, 1996
                      And the Year Ended December 31, 1995


The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 are presented as if each of the following had occurred on January 1, 1995 (i) the partial prepayment by the Company of its Mortgage Financing ("Partial Prepayment") in 1996, (ii) the disposition by the Company of its property at 15 Essex Road in Paramus, New Jersey ("Essex Road") in 1996, (iii) the acquisition by the Company of 103 Carnegie, Rose Tree and the Mount Airy Road Buildings in 1996, (iv) the net proceeds received by the Company as a result of its common stock offering of 3,450,000 shares on August 13, 1996 (the "August 1996 Offering"), (v) the purchase by the Company of the Acquisitions, (vi) the net proceeds received by the Company as a result of the November 1996 Offering,
(vii) the  acquisition by the Company of the properties  purchased  during 1995,
(viii) the net proceeds received by the Company as a result of its common stock offering on November 17, 1995, and (ix) the purchase by the Company on March 8, 1995 of 100,000 shares of its common stock for constructive retirement. Items
(i) through (iv) above are to be collectively referred to as the "YTD Sept. 1996 Events," items (v) and (vi) are to be collectively referred to as the "Reported Events", and items (iv), (vi) and (viii) are to be collectively referred to as the "Offerings".

Such pro forma information is based upon the historical unaudited consolidated results of operations of the Company for the nine months ended September 30, 1996 and the historical consolidated results of operations of the Company for the year ended December 31, 1995, after giving effect to the transactions described above. The pro forma condensed consolidated statements of operations should be read in conjunction with the pro forma condensed consolidated balance sheet of the Company and the historical financial statements and notes thereto of the Company included in the Company's Form 10-K for the year ended December 31, 1995 and the Company's Form 10-Q for the nine months ended September 30, 1996, respectively.

The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual results of operations of the Company would have been assuming the transactions had been completed as set forth above, nor does it purport to represent the Company's results of operations for future periods.

                                                       CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement of Operations
                                            For the Nine Months Ended September 30, 1996
                                               (in thousands, except per share amount)

                                                             (unaudited)


                                                                        Pro Forma Adj.
                                                                           for YTD                        Pro Forma Adj.
                                                           Company        Sept. 1996                      for Reported     Company
REVENUES                                                  Historical      Events (a)      Sub-total        Events (b)     Pro Forma
--------                                                  ----------      ----------      ---------        ----------      ---------
Base rents .......................................        $ 51,713        $  2,100         $ 53,813        $ 40,605      $ 94,418
Escalations and recoveries from tenants ..........           9,646             210            9,856           7,536        17,392
Parking and other ................................           1,453            --              1,453             230         1,683
Interest income ..................................             282            --                282            --             282
                                                          --------        --------         --------        --------      --------
Total revenues ...................................          63,094           2,310           65,404          48,371       113,775
                                                          --------        --------         --------        --------      --------

EXPENSES
Real estate taxes ................................           6,342             270            6,612           4,130        10,742
Utilities ........................................           5,965             180            6,145           2,547         8,692
Operating services ...............................           7,952             163            8,115           5,208        13,323
General and administrative .......................           3,427              94            3,521           2,349         5,870
Depreciation and amortization ....................          10,655             284           10,939           6,605        17,544
Interest expense (c) .............................           8,288             n/a            8,288           6,177        14,465
                                                          --------        --------         --------        --------      --------
 Total expense ...................................          42,629             991           43,620          27,016        70,636
                                                          --------        --------         --------        --------      --------

 Income before gain on sale of rental
    property, minority interest and
    extraordinary item ...........................          20,465           1,319           21,784          21,355        43,139
Gain on sale of rental property ..................           5,658          (5,658)            --              --            --
Minority interest (d) ............................           3,866             n/a            3,866             (38)        3,828(d)
                                                          --------        --------         --------        --------      --------
Income before extraordinary item .................        $ 22,257        ($ 4,339)        $ 17,918        $ 21,393      $ 39,311
                                                          ========        ========         ========        ========      ========

Pro forma weighted average common shares outstanding (e)                                                                   27,892(e)
                                                                                                                           ======

Pro forma income before extraordinary item per common share                                                                 $1.41
                                                                                                                            =====

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1996

                                 (in thousands)


(a) Reflects:

Revenues and expenses of the properties acquired from January 1, 1996 through July 23, 1996 for the period January 1, 1996 through the dates of acquisition, as follows:

                                           Base     Escalations/  Real Estate           Operating    General and
Property                   Date           Rents(1)   Recoveries     Taxes     Utilities  Services    Administrative  Depreciation(2)
--------                   ----           --------   ----------     -----     ---------  --------    --------------  ---------------
Carnegie                March 20, 1996    $  386        $ 31         $ 54       $ 56      $ 58           $ 11            $ 49
Rose Tree               May 2, 1996        1,312         115          165        180       179             43             215
Mount Airy Buildings    July 23, 1996        665         101          101         --         4             51             107
                                          ------        ----         ----       ----      ----           ----            ----
                                          $2,363        $247         $320       $236      $241           $105            $371
                                          ------        ----         ----       ----      ----           ----            ----

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1996 through the disposition date, as follows:

                                           Base     Escalations/  Real Estate           Operating    General and
Event                   Date              Rents(1)   Recoveries     Taxes     Utilities  Services    Administrative  Depreciation(2)
-----                   ----              --------   ----------     -----     ---------  --------    --------------  ---------------
Essex Road            March 20, 1996      ($263)        ($37)        ($50)      ($56)     ($78)          ($11)           ($81)
                                          -----         ----         ----       ----      ----           ----            ----

Reduction of expenses as a result of the Partial Prepayment in 1996 for the period January 1, 1996 through March 12, 1996, as follows:

                                            Base     Escalations/  Real Estate           Operating    General and
Event                          Date       Rents(1)   Recoveries     Taxes     Utilities  Services    Administrative  Depreciation(2)
-----                         ----        --------   ----------     -----     ---------  --------    --------------  ---------------
Partial Prepayment        March 12, 1996       --          --           --        --         --            --              ($6)
                                            ------        ----         ----      ----       ----           ---            ----
Total Pro Forma Adj. for
  YTD Sept. 1996 Events                     $2,100        $210         $270      $180       $163           $94            $284
                                            ======        ====         ====      ====       ====           ===            ====


See accompanying footnotes on the subsequent page.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1996

                                 (in thousands)


(b) Reflects:


Revenues and expenses of the Acquisitions for the nine months ended September 30, 1996, as follows:


                            Acquisition          Base      Escalations/    Other    Real Estate
Property                       Date             Rents (1)   Recoveries    Income      Taxes     Utilities
--------                       ----             ---------   ----------    ------      -----     ---------
Harborside                November 4, 1996      $27,780       $6,278        $200      $2,723     $ 812
Five Sentry               November 7, 1996        1,546          --          --          131        28
Whiteweld                December 10, 1996        3,038          250         --          343       560
One Bridge               December 16, 1996        2,808          250         --          329       332
Airport Center           December 17, 1996        5,433          758          30         604       815
                                                -------       ------        ----      ------     -----
Total Pro Forma Adj.
 for Reported Events                            $40,605       $7,536        $230      $4,130    $2,547
                                                =======       ======        ====      ======    ======


                        Operating      General and
Property                 Services    Administrative      Depreciation (2)
--------                 --------    --------------      ----------------


Harborside                $3,016        $1,675              $4,737
Five Sentry                  289            78                 198
Whiteweld                    465           153                 558
One Bridge                   489           156                 427
Airport Center               949           287                 685
                          ------        ------              ------
Total Pro Forma Adj.
 for Reported Events      $5,208        $2,349              $6,605
                          ======        ======              ======


(1)  Pro forma base rents are presented on a straight-line basis.

(2) Depreciation is based on the building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1996

                                 (in thousands)


(c) The pro forma adjustments to interest expense reflect interest on mortgage debt assumed with certain acquisitions and the use of proceeds from the Offerings to pay down outstanding borrowings on the Company's credit facilities. Pro forma interest expense is computed as follows:

         Interest expense on the Initial Mortgage  Financing,  after the Partial             $ 3,645
         Prepayment (fixed interest rate of 8.02 percent on $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195; weighted average interest rate used is 6.47 percent)

         Interest expense on loan assumed with Fair Lawn acquisition on March 3,               1,154
         1995  (fixed  interest  rate of 8.25  percent  on  average  outstanding principal balance of approximately $18,654)

         Interest  expense on mortgages  assumed with Harborside  acquisition on               8,131
         November 4, 1996 (fixed  interest  rate of 7.32 percent on $107,912 and initial rate of 6.99 percent on $42,088)

         Interest  expense on  outstanding  borrowings on the  Company's  credit               1,535
         lines (a variable rate of 30-day LIBOR plus 150 basis points during the period on $29,805; weighted average interest rate used is 6.87 percent)
                                                                                             -------
         Total pro forma  interest  expense for nine months ended  September 30,
         1996:                                                                               $14,465
                                                                                             =======

         Interest expense can be effected by increases and decreases in the variable interest rates under the Company's various floating rate debt. For example, a one-eighth percent change in such variable interest rates will result in a $86 change for the nine months ended September 30, 1996.

(d) Represents the pro forma income allocated to the estimated 8.87 percent pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership).

(e) Pro forma weighted average shares outstanding is computed assuming that the Offerings occurred as of January 1, 1995 and that shares were not issued in excess of amounts needed to fund the Acquisitions and pay down the credit facilities.

                                                      CALI REALTY CORPORATION
                                      Pro Forma Condensed Consolidated Statement of Operations
                                                For the Year Ended December 31, 1995
                                              (in thousands, except per share amount)

                                                            (unaudited)


                                                                   Pro Forma                          Pro Forma
                                                                 Adj. for 1995                       Adj. for YTD
                                                   Company         Acquired                          Sept. 1996
REVENUES                                          Historical      Properties (a)      Sub-total       Events (b)          Sub-total
--------                                          ----------      --------------      ---------       ----------          ---------
Base rents                                         $50,808           $12,961           $63,769          $5,197             $68,966
Escalations and recoveries from tenants              9,504             2,684            12,188             487              12,675
Parking and other                                    1,702                --             1,702              --               1,702
Interest income                                        321                --               321              --                 321
                                                   -------           -------           -------          ------             -------
Total revenues                                      62,335            15,645            77,980           5,684              83,664
                                                   -------           -------           -------          ------             -------


EXPENSES
--------
Real estate taxes                                    5,856             1,821             7,677             653               8,330
Utilities                                            6,330               939             7,269             580               7,849
Operating services                                   8,519             1,354             9,873             337              10,210
General and administrative                           3,712               519             4,231             186               4,417
Depreciation and amortization                       12,111             2,201            14,312             654              14,966
Interest expense (d)                                 8,661               n/a             8,661             n/a               8,661
                                                   -------           -------           -------          ------             -------
Total expenses                                      45,189             6,834            52,023           2,410              54,433
                                                   -------           -------           -------          ------             -------
Income before minority interest                     17,146             8,811            25,957           3,274              29,231
Minority interest (e)                                3,508               n/a             3,508             n/a              3,508
                                                   -------           -------           -------          ------             -------

Net income                                         $13,638            $8,811           $22,449          $3,274             $25,723
                                                   =======            ======           =======          ======             =======


Pro forma weighted average common
    shares outstanding (f)


Pro forma net income per common share

                                                     Pro Forma
                                                     Adj. for
                                                     Reported                Company
REVENUES                                             Events(C)             Pro Forma
--------                                             --------              ---------
Base rents                                            $51,055               $120,021
Escalations and recoveries from tenants                11,053                 23,728
Parking and other                                         210                  1,912
Interest income                                            --                    321
                                                      -------               --------
Total revenues                                         62,318                145,982
                                                      -------               --------


EXPENSES
--------
Real estate taxes                                       5,931                 14,261
Utilities                                               3,314                 11,163
Operating services                                      6,790                 17,000
General and administrative                              3,445                  7,862
Depreciation and amortization                           8,812                 23,778
Interest expense (d)                                   11,263                 19,924
                                                      -------               --------
Total expenses                                         39,555                 93,988
                                                      -------               --------
Income before minority interest                        22,763                 51,994
Minority interest (e)                                   1,234                  4,742(e)
                                                      -------               --------

Net income                                            $21,529                $47,252
                                                      =======                =======


Pro forma weighted average common
    shares outstanding (f)                                                    27,812(f)
                                                                              ------

Pro forma net income per common share                                          $1.70
                                                                               =====

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                 (in thousands)


(a) Reflects revenues and expenses of the properties acquired in 1995 for the period January 1, 1995 through the date of acquisition, as follows:

                                    Acquisition         Base      Escalations/       Real Estate
Property                              Date             Rents (1)   Recoveries         Taxes         Utilities
--------                              ----             ---------   ----------         -----         ---------
1717 Rt. 208 Fair Lawn, NJ         March 3, 1995       $  564         $   61          $   48           $ 62
400 Rella Blvd Montebello, NY      April 11, 1995          874            68             121            132
5 Vaughn Dr. Princeton, NJ         July 21, 1995         1,031           100             126             93
New Jersey Resources                 Nov 8, 1995         6,004           954             802            506
Commerce Center Totowa, NJ           Nov 6, 1995         2,942           786             407             71
Horizon Center Business Park         Nov 8, 1995         1,546           715             317             75
                                                        ------        ------          ------           ----
Total Pro Forma Adj. for
   1995 Acquired Properties                            $12,961        $2,684          $1,821           $939
                                                       =======        ======          ======           ====


                                        General and                                 Operating
Property                              Administrative      Depreciation (2)           Services
--------                              --------------      ----------------           --------
1717 Rt. 208 Fair Lawn, NJ                $   64               $ 25                      $81
400 Rella Blvd Montebello, NY                100                 29                       85
5 Vaughn Dr. Princeton, NJ                   127                 40                      137
New Jersey Resources                         591                202                    1,046
Commerce Center Totowa, NJ                   295                147                      586
Horizon Center Business Park                 177                 76                      266
                                          ------               ----                   ------
Total Pro Forma Adj. for
   1995 Acquired Properties               $1,354               $519                   $2,201
                                          ======               ====                   ======

(b) Reflects:

Revenues and expenses of the properties acquired from January 1, 1996 through September 30, 1996 for the period January 1, 1995 through December 31, 1995, as follows:

                                           Base     Escalations/  Real Estate           Operating    General and
Property/Event             Date           Rents(1)   Recoveries     Taxes     Utilities  Services    Administrative  Depreciation(2)
--------------             ----           --------   ----------     -----     ---------  --------    --------------  ---------------
Carnegie                March 20, 1996    $1,538        $159         $248       $246      $207           $ 46            $  195
Rose Tree               May 2, 1996        3,990         367          455        549       451            141               633
Mount Airy Buildings    July 23, 1996      1,130         183          183         --         6             52               189
                                          ------        ----         ----       ----      ----           ----            ------
                                          $6,658        $709         $886       $795      $664           $239            $1,017
                                          ------        ----         ----       ----      ----           ----            ------

Revenues and expenses of the property disposed of in 1996 for the period January 1, 1995 through December 31, 1995, as follows:

Essex Road              March 20, 1996    ($1,461)      ($222)       ($233)     ($215)    ($327)         ($53)            ($334)
                                          -------       -----        -----      -----     -----          ----             -----


Revenues and expenses related to the Partial Prepayment in 1996 for the period January 1, 1995 through December 31, 1995, as follows:

Partial Prepayment         March 12, 1996      --           --            --         --       --             --              (29)
                                            ------         ----          ----       ----     ----           ----            ----
Total Pro forma Adj. for
   YTD Sept. 1996 Events                    $5,197         $487          $653       $580     $337           $186            $654
                                            ======         ====          ====       ====     ====           ====            ====


See accompanying footnotes on the subsequent page.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                 (in thousands)
                                   (continued)


(c)  Reflects:

Revenues and expenses of the Acquisitions for the period January 1, 1995 through December 31, 1995, as follows:

                                                    Base     Escalations/   Other    Real Estate
Property/Event                Date                 Rents(1)   Recoveries    Income      Taxes        Utilities
--------------                ----                --------    ----------    ------      -----        ---------
Harborside                 November 4, 1996       $34,782     $ 9,369        $182      $4,081        $1,109
Five Sentry                November 7, 1996         2,055          --          --         173            35
Whiteweld                  December 10, 1996        3,625         359          --         468           698
One Bridge Plaza           December 16, 1996        3,508         288          --         468           417
Airport Center             December 17, 1996        7,085       1,037          28         741         1,055
                                                  -------      ------        ----      ------        ------
Total Pro Forma Adj. for
 1996 Reported Events                             $51,055     $11,053        $210      $5,931        $3,314
                                                  =======     =======        ====      ======        ======

                                  Operating    General and
Property/Event                    Services    Administrative    Depreciation(2)
--------------                    --------    --------------    --------------
Harborside                        $4,203           $2,530          $6,316
Five Sentry                          357              101             264
Whiteweld                            524              147             748
One Bridge Plaza                     554              259             570
Airport Center                     1,152              408             914
                                  ------           ------          ------
Total Pro Forma Adj. for
 1996 Reported Events             $6,790           $3,445          $8,812
                                  ======           ======          ======


(1) Pro forma base rents are presented on a straight-line basis calculated from January 1, 1995 forward.
(2) Depreciation is based on building-related portion of the purchase price and associated costs depreciated using the straight-line method over a 40-year life.

                             CALI REALTY CORPORATION
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                 (in thousands)
                                   (continued)

(d) The pro forma adjustments to interest expense reflect interest on mortgage debt assumed with certain acquisitions, the effect of the Partial Prepayment, and the use of proceeds from the Offerings to pay down outstanding borrowings on the Company's credit facilities. Pro forma interest expense is computed as follows:

        Interest  expense on the Initial Mortgage  Financing,  after the Partial          $ 4,962
        Prepayment  (fixed interest rate of 8.02 percent on $44,313 and variable rate of 30-day LIBOR plus 100 basis points on $20,195;  weighted average interest rate used is 6.97 percent)

        Interest  expense on loan assumed with Fair Lawn acquisition on March 3,            1,539
        1995  (fixed  interest  rate  of 8.25  percent  on  average  outstanding principal balance of approximately $18,654)

        Interest  expense on mortgages  assumed with  Harborside  acquisition on           10,840
        November 4, 1996 (fixed  interest  rate of 7.32  percent on $107,912 and initial rate of 6.99 percent on $42,088)

        Additional  interest expense incurred as a result of the Partial Prepay-              257
        ment on March 12, 1996

        Interest expense on outstanding borrowings on the Company's credit lines            2,326
        (a variable  rate  decreasing  from 30-day LIBOR plus 275 basis point to
        30-day  LIBOR 150 basis  points  during the period on $29,805;  weighted average interest rate used is 7.80 percent)
                                                                                          -------
        Total 1995 pro forma interest expense                                             $19,924
                                                                                          =======

        Interest expense can be effected by increases and decreases in the variable interest rates under the Company's various floating rate debt. For example, a one-eighth percent change in such variable interest rates will result in a $115 change for the year ended December 31, 1995.

(e) Represents the pro forma income allocated to the estimated 9.12 percent pro forma weighted average minority interest (Units) in Cali Realty L.P. (the Operating Partnership).

(f) Pro forma weighted average shares outstanding is computed assuming that the Offerings occurred as of January 1, 1995 and that shares were not issued in excess of amounts needed to fund the Acquisitions and pay down the credit facilities.

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We consent to the incorporation by reference in the registration statements of Cali Realty Corporation on Forms S-3 (File Nos. 333-09875, 333-09081, 33-96542, and 33-96538) and Form S-8 (File Nos. 33-91822 and 333-18725) of our report dated December 16, 1996 on our audit of the Statement of Revenue and Certain Expenses for One Bridge Plaza which report is included in this Current Report on Form 8-K.


/s/ Schonbraun Safris Sternlieb & Co., L.L.C.
---------------------------------------------
Schonbraun Safris Sternlieb & Co., L.L.C.
Roseland, New Jersey
December 31, 1996

                                  Exhibit Index



Exhibit
Number                         Exhibit Title
------                         -------------

10.57          Sale Agreement between Metropolitan Life Insurance
               Company, a New York corporation, as Seller, and Cali Realty Acquisition Corp., a Delaware corporation, as Purchaser, as of November 26, 1996

10.58 Amendment to Sale Agreement as of December 4, 1996, by and between Metropolitan Life Insurance Company, a New York corporation, and Cali Realty Acquisition Corp., a Delaware corporation.